EXHIBIT 23.6


                       GLENN R. CLARK & ASSOCIATES LIMITED
                         4098 CONCESSION ROAD 5, R.R. #1
                         ORONO, ONTARIO, CANADA L0B 1M0
Phone 905-983-5127





                                 March 17, 1997



Dakota Mining Corporation
410 Seventeenth Street, Suite 2450
Denver, Colorado
U.S.A.         80202


Gentlemen:

We hereby consent to the reference to our report dated January 30, 1997, entitled "GOLDEN REWARD MINING COMPANY L.P. at Lead, South Dakota" contained in the Registration Statement on Form S-4, of Dakota Mining Corporation (the "Company"), which Form S-4 is incorporated by reference into (i) the Registration Statement, as amended, of the Company, on Form S-3 (File No. 33-73958), and (ii) the Registration Statement of the Company, on Form S-8 (File 33-68872).

                                  Yours truly,



                              /c/s/ Glenn R. Clark
                       Glenn R. Clark & Associates Limited